Exhibit 10.1

AMENDMENT NO. 1 TO

SENIOR CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Senior Convertible Promissory Note (this “Amendment”) is made effective as of June 17, 2008 and amends that certain Senior Convertible Promissory Note dated as of May 19, 2008 (the “Note”) made by QueryObject Systems Corporation (the “Company”), in favor of Dalewood Associates LP (“Holder”).

W I T N E S S E T H:

WHEREAS, the interest that has accrued on the Note through the date hereof will be converted into 1,924,683 shares of common stock of the Company, and accordingly, upon the issuance of such 1,924,683 shares, there will be no interest due on the note as of the date hereof; and

WHEREAS, the Company and the Holder desire to amend the Note as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The second sentence of the first paragraph of the Note is hereby amended as follows:

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 19, 2009 and (ii) an “Event of Default” (as hereafter defined) that has not been waived in writing by all “Holders” (as hereafter defined).

Signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Senior Convertible Promissory Note as of the date first written above.

THE COMPANY:		THE HOLDER:

QUERYOBJECT SYSTEMS CORPORATION		DALEWOOD ASSOCIATES LP
By: Dalewood Associates, Inc., its General Partner

By:	/s/ Daniel Pess	By:	/s/ Steve Levine
Name:	Daniel Pess	Name:	Steve Levine
Title:	President	Title:	Chief Exective Officer